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                                                                    Exhibit 3-73
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Microfilm Number 90131571      Filed with the Department of State on MAR 23 1990

Entity Number 1557919                            /s/ [signature omitted]
                                        ---------------------------------------
                                                 Secretary of the Commonwealth

                           ARTICLES OF INCORPORATION
                                  DSCB: 15 o

Indicate type of domestic corporation (check one):

xx Business-stock (15 Pa. C.S. ss. o)

__ Professional (15 Pa. C.S. ss. 2701)

__ Business-nonstock (15 Pa. C.S. ss. 2102)

__ Management (15 Pa. C.S. ss. o)

__ Business-statutory close (15 Pa. C.S. ss. o is applicable)

__ Cooperative (15 Pa. C.S. ss. 7701)


1.   The name of the corporation is: ENCARE OF WYNCOTE,
     INC.
     ---------------------------------------------------------------------------
     This corporation is incorporated under the provisions of Business Corporation Law of o.

2. The address of this corporation's initial (a) registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is:

     c/o C T CORPORATION SYSTEM, 123 Broad St., Philadelphia, Pa. 18109,
                                                                    Philadelphia
     (a)  ----------------------------------------------------------------------
          Number and Street          City          State        Zip      County

     (b)  ----------------------------------------------------------------------
          Name of Commercial Registered Office Provider                  County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The aggregate number of shares authorized is: 100 (other provisions, if any, attach 8 1/2 x 11 sheet)

4. The name and address, including number and street, if any, of each incoporator is:

   Name                Address               Signature             Date
                       c/o Wolff & Samson
                       5 Becker Farm Road
   Morris Bienenfeld   Roseland, NJ 07068    /s/ [graphic omitted] 3/20/90
   ___________________ _____________________ _____________________ _____________

5.   The specified effective date, if any, is:  N/A

                             ---------------------------------------------------
                               month    day    year       hour, if any

6. Any additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet

7. Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "Public Offering" within the meaning of the Securities Act of 1933 (15 U.S.C ss. 77a et seq.).

8. Business cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/ shareholders is: N/A
                      ----------------------------------------------------------

(o 2/21/90)

                  9843 - 1121
Microfilm Number               Filed with the Department of State on JUN 3 1998
                ______________                                      ___________

Entry Number  1557919                                  /s/ [graphic omitted]
                ______________                     -----------------------------
                                                   Secretary of the Commonwealth

                    STATEMENT OF CHANGE OF REGISTERED OFFICE
                   DSCB:15-1507/4144/5507/6144/8506 (Rev 90)

Indicate type of entry (check one):

X  Domestic Business Corporation(15 Pa. C.S. ss. 1507)

__ Foreign Non-profit Corporation (15 Pa. C.S. ss. 6144)

__ Foreign Business Corporation (15 Pa. C.S. ss. 4144)

__ Domestic Limited Operation (15 Pa. C.S. ss. 8506)

__ Domestic Non-profit Corporation (15 Pa. C.S. ss. 5507)
________

   In compliance with the requirements of the applicable provisions of 15 Pa. C.S. (relating to corporations and unincorporated associations) the undersigned corporation or limited partnership, desiring, to effect a change of registered office, hereby states that:

1.   The name of the corporation or limited partnership is Encare of Wyncote,
     Inc.
     ---------------------------------------------------------------------------

2. The (a) address of this corporation's or limited partnership's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is: (the Department is hereby authorized to correct the following information to conform to the records of the Department):

     (a)
          ----------------------------------------------------------------------
          Number and Street    City    State     Zip                     County

     (b)  c/o: United Corporate Services, Inc.                          Dauphin
               -----------------------------------------------------------------
               Name of Commercial Registered Office Provider             County

     For a corporation or a limited partnership represented by a commercial registered office provider the county in (b) shall be deemed the county in which the corporation or limited partnership is located for venue and official publication purposes.

3.   (Complete part (a) or (b)):

     (a) The address to which the registered office of the corporation or limited partnership in this Commonwealth is to be changed is:

          101 East State Street, Kennett Square    PA            19348  Chester
          ----------------------------------------------------------------------
          Number and Street      City              State         Zip     County

     (b) The registered office of the corporation or limited partnership shall be provided by:

          c/o:
                ----------------------------------------------------------------
                Name of Commercial Registered Office Provider            County

     For a corporation or a limited partnership represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation or limited partnership is located for venue and official publication purposes.

(JUN - 3 98)
PA Dept. of State


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DSCB: 15-1507/4144/5507/6144/8506 (Rev 90) - 2

4. (Strike out if a limited partnership): Such change was authorized by the Board of Directors of the corporation.

   IN TESTIMONY WHEREOF, the undersigned corporation or limited partnership has caused this statement to be signed by a duly authorized officer this 15th day of May 1998.

                             Encare of Wyncote, Inc.
                             ---------------------------------------------------
                             Name of Corporation Limited Partnership

                             By: /s/ Ira C. Gubernick
                                 ----------------------------------------------
                                    Signature Ira C. Gubernick

                             TITLE: Secretary
                                    --------------------------------------------